                                                                   EXHIBIT 10.12

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT ("Agreement") is made as of the 25th day of January, 2000, by MigraTEC, Inc., a Florida corporation ("Debtor"), whose address is 12801 Stemmons Freeway, Suite 710, Dallas, Texas 75234 in favor of each of MT Partners, L.P., whose address is 500 Crescent Court, Suite 250, Dallas, Texas 75201, and Mercury Ventures, Ltd., a Texas limited partnership, whose address is 17950 Preston Road, suite 800, Dallas, Texas 75252 (collectively with their respective successors and assigns, "Secured Party"). Debtor hereby agrees with Secured Party as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

                  (a) The term "Code" shall mean the Texas Business and Commerce Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

                  (b) The term "Collateral" shall mean all of the property set forth below (as indicated):

                           (i) any right to payment for services rendered or for
                  goods sold or leased which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance ("Accounts"), and all customer lists, subscription lists, invoices, agings, verification reports and other records relating in any way to such Accounts, and all of Debtor's rights in, to and under all purchase orders or contracts now owned or hereafter received or acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights) and all moneys due or to become due to Debtor under all contracts for the sale or lease of goods and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising; all promissory notes, drafts, bills of exchange, instruments, documents and trade acceptances (collectively, "Instruments"); all deposit accounts, general intangibles, tax refunds and other obligations of any kind owing to Debtor (including under any trade names), now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise (including, without limitation, any such obligations that would be characterized as an account, general intangible or chattel paper under the Code); and all rights now or hereafter existing in and to all security agreements, leases, guarantees and other contracts securing or otherwise relating to any such Accounts, Instruments, deposit accounts, general intangibles or obligations;

                           (ii) all machinery, equipment, tools, apparatus,
                  furniture and leasehold improvements, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter may acquire any right, title or interest, and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including but not limited to all "equipment" as defined in Section 9.109(2) of the Code;

                           (iii) all writings which evidence both a monetary
                  obligation and a security interest in or a lease of specific goods;

                           (iv) all contracts and agreements to which Debtor is
                  a party or to which Debtor has any rights, together with all modifications, amendments or replacements of any of the foregoing, including, without limitation, (A) all rights of Debtor to receive moneys due and to become due to Debtor thereunder or in connection therewith, (B) all rights of Debtor to damages arising out of, or for, breach or default in respect thereof and (C) all rights of Debtor to perform and to exercise all remedies thereunder;

                           (v) all general intangibles (as defined in the Code);
                  all inventions, processes, production methods, proprietary information, trade secrets and know-how; all patents and applications for patents, copyrights, trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and all renewals thereof, and all licenses or other agreements granted to Debtor with respect to any of the foregoing; all information, customer lists, advertising lists, advertising contracts, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs, and the like pertaining to operations by or the business of Debtor and all licenses with respect thereto; all field accounting information and all media in which or on which any of the information or knowledge or data or records, may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of all Governmental Authorities now or hereafter held by Debtor pertaining to operations or business now or hereafter conducted; all rights to receive return of deposits and trust payments; all rights to payment under letters of credit and similar agreements; all tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards); and all causes of action, rights, claims and warranties now or hereafter owned or acquired by Debtor;

                           (vi) all rights, claims and benefits of Debtor
                  against any person arising out of, relating to or in connection with the Collateral;

                           (vii) the balance of every bank account and deposit
                  account of Debtor and any other claim of Debtor against Secured Party, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Secured Party or any agent, affiliate or correspondent of Secured Party, for any purpose, and the proceeds thereof (Secured Party shall be deemed to have possession of any of the Collateral in transit to or set apart for Secured Party or any of its respective agents, affiliates or correspondents);

                           (viii) all equity interest in any entity, any debt
                  instrument issued by any person or entity and any instrument convertible into any equity or debt interest (whether owned beneficially or of record), including but not limited to all shares of capital stock of whatever class, all partnership and joint venture interests, and all debentures and debt instruments (collectively "Securities"); all shares, securities, monies or properties representing a distribution on any Securities or representing a Distribution (defined below) or return of capital upon or in respect of any Securities or any part thereof, or resulting from a split-up, revision, reclassification or other like change of the Securities, or otherwise received in exchange therefor; all subscription rights, warrants or options issued to the holders of, or in respect of, the Securities; each certificate or other instrument evidencing any of the foregoing;

                           (ix) any declaration or payment of any distribution
                  or dividend (including a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such entity; any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such entity; and any payments of principal of, and interest on, and all other payments in respect of any debt issued by any person or entity (all of the foregoing being herein referred to as collectively "Distributions");

                           (x) all accounts of Debtor maintained with or through
                  any other person or entity or persons or entities related to the acquisition, ownership, sale or other disposition of any interest in any security or interest in any security (including but not limited to all interest in any equity or debt security, option, warrant, put, call, futures agreements, commodity agreements, margin accounts, short positions and partnership interests), each deposit account (time, demand or other) in which any proceeds of or income from the foregoing may be on deposit, all general intangibles consisting of the foregoing and each agreement, document or instrument governing or evidencing any of the foregoing and all amendments and restatements thereof, and all claims of Debtor against any person or entity with respect to any of the foregoing;

                           (xi) all insurance policies and bonds and claims
                  relating to any of the Collateral and payments thereunder;

                           (xii) all other personal property now owned of
                  hereafter acquired by Debtor, including, without limitation, any and all inventory, documents, goods and other property in which a security interest would be created under Chapter 9 of the Code; and

                           (xiii) all accessions to, all substitutions for and
                  replacements of, and all proceeds and products of any and all of the foregoing Collateral and, to the extent not otherwise included, all (A) payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) all cash.

                  (c) The term "Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising pursuant to those two certain promissory notes dated January 25th, 2000, in the aggregate principal amount of $3,750,000.00 executed by Debtor and payable to the order of Secured Party (the "Notes"), (ii) all obligations of Debtor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) above, (iii) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i) and (ii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii) and (iii) above.

                  (d) The term "Loan Documents" shall mean the Note and Warrant Purchase Agreement dated even date herewith by and between Debtor and Secured Party, the Notes and this Agreement.

                  (e) The term "Senior Debt" shall mean all indebtedness of Debtor to MJ Capital Partners, L.P. and its affiliates.

                  (f) The term "Senior Lender" means MJ Capital Partners, L.P. and its affiliates.

All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in
Section 1.201 or Chapter 9 of the Code.

         2. Security Interest. As security for the Indebtedness, Debtor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral.

         3. Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Party's possession from time to time, Secured Party does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Debtor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Debtor makes written demand to Secured Party to do so, (ii) such written demand is received by Secured Party in sufficient time to permit Secured Party to take the action demanded in the ordinary course of its business, and (iii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Party being liable to account to Debtor only for what Secured Party may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss;
(e) sell all or any portion of the Collateral unless and until (i) Debtor makes written demand upon Secured Party to sell the Collateral, and (ii) Debtor provides additional collateral, acceptable to Secured Party in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Debtor.

         4. Representations and Warranties. Debtor hereby represents and warrants the following to Secured Party:

                  (a) Authority. The execution, delivery and performance of the Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor.

                  (b) Accuracy of Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct.

                  (c) Enforceability. The Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles and except as right to indemnification may be limited by consideration of public policy.

                  (d) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and those securing the Senior Debt. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party and those executed and filed in favor of Senior Lender.

                  (e) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or, to Debtor's knowledge, foreign law, statute, rule or regulation, (B) the articles of incorporation or bylaws of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

                  (f) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than those liens and security interests securing the Senior Debt. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. Possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish Secured Party's security interest hereunder in the Collateral.

                  (g) Location. Debtor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral shall be kept at such address.

                  (h) Exclusion of Certain Collateral. Unless otherwise agreed by Secured Party, the Collateral does not include any aircraft, watercraft or vessels, railroad cars, railroad equipment, locomotives or other rolling stock intended for a use related to interstate commerce.

                  (i) Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

                  (j) Accounts. Each account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or license by Debtor of software or the rendition by Debtor of services. The amount shown as to each account on Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right.

                  (k) Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Senior Lender is in actual or constructive possession of any such chattel paper, documents or instruments.

                  (l) Securities. Any certificates evidencing Securities are valid and genuine and have not been altered. All Securities have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Debtor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any Securities, except as has been disclosed to Secured Party in writing. To the best of Debtor's knowledge, no issuer of any of the Securities (other than those that are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Secured Party in writing.

         5. Affirmative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

                  (a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances securing the Senior Debt. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party or the Senior Lender.

                  (b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

                  (c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

                  (d) Payment of Taxes. Debtor (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor's books adequate reserves therefor.

                  (e) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral.

                  (f) Insurance. Debtor will, at its own expense, maintain insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Senior Lender from time to time.

                  (g) Accounts and General Intangibles. Debtor will, except as otherwise provided in Subsection 7(e), collect, at Debtor's own expense, all amounts due or to become due under each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles.

         6. Negative Covenants. Debtor will comply with the covenants contained in this Section 6 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

                  (a) Transfer or Encumbrance. Other than in the ordinary course of business, Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party or Senior Lender, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party or Senior Lender, except for (A) sales and leases of inventory and licensing of software and intellectual property rights in the ordinary course of business, and (B) the sale or other disposal of any item of equipment which is worn out or obsolete; provided, however, the exceptions permitted in clauses (A) and (B) above shall automatically terminate upon the occurrence of an Event of Default.

                  (b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

                  (c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral from the address on the first page hereof other than (i) as permitted by Subsection 6(a), or (ii) in connection with the possession of any Collateral by Secured Party, Senior Lender or by their bailee.

                  (d) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Senior Lender, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a security interest under this Agreement.

                  (e) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business.

                  (f) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where Debtor maintains any Collateral, has its records concerning any Collateral or has its residence or chief executive office, as the case may be. Without limitation of any other covenant herein, Debtor will not cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor's chief executive office to a jurisdiction other than as represented in Subsection 4(g) unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral.

         7. Rights of Secured Party. Secured Party shall have the rights contained in this Section 7 at all times during the period of time this Agreement is effective.

                  (a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

                  (b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, after the occurrence of an Event of Default and subject to the provisions of the Debtor's obligations to Senior Lender, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

         8. Events of Default. Each of the following constitutes an "Event of Default" under this Agreement:

                  (a) Default in Payment. The failure, refusal or neglect of Debtor to repay the Indebtedness, as the same shall become due and payable, and such failure, refusal or neglect to repay the Indebtedness when due and payable remains unremedied for a period of thirty (30) days after notice of such failure, refusal or neglect is given by Secured Party; or

                  (b) Non-Performance of Covenants. The failure (other than as referred to in subsection (a) above) of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Secured Party to Debtor; or

                  (c) Debtor's Bankruptcy or Insolvency. If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within ninety (90) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within ninety (90) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; or (v) fails to have discharged within a period of ninety (90) days any attachment, sequestration or similar writ levied upon any property of such party.

         9. Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, or otherwise available to Secured Party, but subject to the provisions of the rights of Senior Lender under the Senior Debt, Secured Party may exercise one or more of the rights and remedies provided in this Section.

                  (a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided herein:

                           (i) exercise in respect of the Collateral all the
                  rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                           (ii) require Debtor to, and Debtor hereby agrees that
                  it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

                           (iii) reduce its claim to judgment or foreclose or
                  otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                           (iv) sell or otherwise dispose of, at its office, on
                  the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                           (v) buy the Collateral, or any portion thereof, at
                  any public sale;

                           (vi) buy the Collateral, or any portion thereof, at
                  any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                           (vii) apply for the appointment of a receiver for the
                  Collateral, and Debtor hereby consents to any such appointment; and

                           (viii) at its option, retain the Collateral in
                  satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor's address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Private Sale of Securities. Debtor recognizes that Secured Party may be unable to effect a public sale of all or any part of the Securities because of restrictions in applicable federal and state securities laws and that Secured Party may, therefore, determine to make one or more private sales of any of the Securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any of the Securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that each any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any of the Securities for the period of time necessary to permit the issuer to register such Securities for public sale under any federal or state securities laws. Debtor further acknowledges and agrees that any offer to sell such Securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Secured Party may, in such event, bid for the purchase of such Securities.

                  (c) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

                           (i) to the repayment or reimbursement of the
                  reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

                           (ii) to the payment or other satisfaction of any
                  liens and other encumbrances upon the Collateral;

                           (iii) to the satisfaction of the Indebtedness;

                           (iv) to the payment of any other amounts required by
                  applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

                           (v) by delivery to Debtor or any other party lawfully
                  entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                  (d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

                  (e) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

                  (f) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

         10. INDEMNITY. DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS REPRESENTATIVES (EACH AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE "CLAIMS") WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON'S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS) PROVIDED THAT NO INDEMNIFIED PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PARTIES ACKNOWLEDGE THAT THE INDEMNIFICATION

PROVIDED FOR IN THIS SECTION SHALL BE PERMITTED IN THE EVENT OF THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF AN INDEMNIFIED PERSON. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

         11. Miscellaneous.

                  (a) Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

                  (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                  (c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

                  (d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

                  (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                  (f) Venue. This Agreement has been entered into in the county in Texas where Secured Party's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

                  (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

                  (h) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor.

                  (i) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, at the time of personal delivery, or as of the date of first attempted delivery at the address and in the manner provided herein, during normal business hours. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

                  (j) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Debtor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

                  (k) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                  (l) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

                  (m) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

         EXECUTED as of the date first written above.

                                       DEBTOR:

                                       MIGRATEC, INC.


                                       By:
                                          --------------------------------------
                                          Curtis Overstreet
                                          President


                                       SECURED PARTY:

                                       MT PARTNERS, L.P.


                                       By: CARDINAL HOLDING CORPORATION
                                           General Partner

                                               By:
                                                  ------------------------------
                                                  Marshall Payne, President

                                       MERCURY FUND NO. 1, LTD.

                                       By: MERCURY VENTURES, LTD.
                                           General Partner

                                           By: MERCURY MANAGEMENT, L.L.C.
                                               General Partner

                                               By:
                                                  ------------------------------
                                                  Kevin Howe, Manager